UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler's Green Circle, Suite 1750, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On August 17, 2005, Paul R. Myhill the Company’s Vice President, Secretary, and Chief Financial Officer, relinquished his position as Chief Financial Officer of Lifeline Therapeutics, Inc. (the “Company”). Mr. Myhill will continue in his current positions of Vice President and Secretary.

(c)

On August 17, 2005, the Board of Directors appointed William Kutney as Chief Financial Officer of the Company. Mr. Kutney was hired as Treasurer and Assistant Secretary of the Company in May 2005. From 1998 until just prior to joining the Company, Mr. Kutney served as the Vice President-Controller and CFO of ISI Commercial Refrigeration (“ISI”). From 1993 to 1998, Mr. Kutney was the Controller of Investment Resource Management, L.P., which became a wholly owned subsidiary of Safety Kleen, Inc. during the time of his employment. He also was employed for five years in the Audit Department of KPMG Peat Marwick in Dallas.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ Brenda March Brenda March Interim Chief Executive Officer